Exhibit 23.1
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           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 6, 1997, with respect to the consolidated financial statements and schedule of Smithfield Foods, Inc. and subsidiaries incorporated by reference and filed as a part of Registrant's Annual Report on Form 10-K for the fiscal year ended April 27, 1997, and to all references to our firm in this Registration Statement.

                                                /s/ ARTHUR ANDERSEN LLP
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                                                Arthur Andersen LLP


Richmond, Virginia
August 28, 1997